EXHIBIT 24.2

UnionBanCal Corporation March 3, 2009

WHEREAS, officers of UnionBanCal Corporation (the "Corporation") have made presentations to the Audit Committee and the Board of Directors regarding the Corporation's financial results for the year ended December 31, 2008; and

WHEREAS, the Audit Committee has had an opportunity to review and comment on such results; and

WHEREAS, based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission;

NOW, THEREFORE, BE IT RESOLVED that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission;

FURTHER RESOLVED that the President and Chief Executive Officer, the Vice Chairmen and such other officers of the Corporation as they shall designate in writing, be, and they hereby are, authorized and empowered on behalf of the Corporation to execute the Form 10-K, in substantially the form submitted to the Board, and file it with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and with such other governmental agencies or instrumentalities as such officers deem necessary or desirable, and to prepare, execute, deliver and file any amendment or amendments to the Form 10-K, as they may deem necessary or appropriate, provided, however, that prior to filing, all proposed significant changes to the draft Form 10-K, which was presented to the Board, shall be reviewed with the Chair of the Audit Committee, who shall determine if the substantive nature of the changes warrant further discussion with the full Audit Committee; and

FURTHER RESOLVED that David I. Matson, David A. Anderson and Morris W. Hirsch, be, and each of them with full power to act without the other hereby is, authorized and empowered to prepare, execute, deliver and file the Form 10-K and any amendment or amendments thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the chief executive officer, the chief financial officer, the principal accounting officer, and any other officer of the Corporation.

         I certify that the foregoing resolution was adopted by the Board of Directors of UnionBanCal Corporation at a Meeting of said Board held on March 3, 2009.

        I further certify that the foregoing resolution now stands on the records of the books of the Corporation and has not been modified, repealed or set aside in any manner whatsoever and is now in full force and effect.

Dated: March 3, 2009

/s/ MORRIS W. HIRSCH Morris W. Hirsch Secretary